                                                                     EXHIBIT 3.1



                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       HUTCHINSON TECHNOLOGY INCORPORATED

                                    ARTICLE I



       The name of this Corporation is Hutchinson Technology Incorporated.

                                   ARTICLE II

          The registered office of this Corporation is located at 40 West Highland Park, Hutchinson, Minnesota 55350.

                                   ARTICLE III

          This Corporation is authorized to issue an aggregate total of 15,000,000 shares, all of which shall be designated Common Stock, $.02 par value.

                                   ARTICLE IV

          The shareholders of this Corporation shall have no preemptive right to subscribe to any issue of shares of any class of this Corporation now or hereafter made. Voting by shareholders shall not be cumulative.

                                    ARTICLE V

          (a) Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding "voting shares" (as hereinafter defined) of the Corporation shall be required for (i) the approval or authorization of any "Related Person Business Transaction" (as hereinafter defined) involving the Corporation or (ii) the approval or authorization by the Corporation, in its capacity as a shareholder, of any Related Person Business Transaction involving a "Subsidiary" (as hereinafter defined) which requires the approval or authorization of the shareholders of the Subsidiary; provided, however, that such two-thirds voting requirement shall not be applicable if the "Continuing Directors" (as hereinafter defined) by a vote of not less than the greater of (A) two-thirds or
(B) two of the Continuing Directors have expressly approved the Related Person Business Transaction.

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          (b)  For the purposes of this Article V:

          (i) The term "Related Person Business Transaction" shall mean (A) any merger of the Corporation or a Subsidiary with or into a Related Person, (B) any exchange of shares of the Corporation or a Subsidiary for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of the Corporation entitled to vote or the affirmative vote of the Corporation, in its capacity as a shareholder of the Subsidiary, (C) any sale, lease, exchange, transfer, or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the Corporation (including without limitation any voting shares of a Subsidiary) or of a Subsidiary to or with a Related Person, (D) any sale, lease, exchange, transfer, or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to or with the Corporation or a Subsidiary, (E) the issuance of any securities of the Corporation (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of a Related Person) or of a Subsidiary to a Related Person, (F) any recapitalization or reclassification that would have the effect of increasing the proportionate voting power of a Related Person, (G) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation at the time the Corporation has a Related Person, and (H) any agreement, contract, arrangement, or understanding providing for any of the transactions described in this definition of Related Person Business Transaction.

          (ii) The term "Related Person" shall mean and include (A) any person or entity which, together with its "Affiliates" and "Associates" (both as hereinafter defined), "beneficially owns" (as hereinafter defined) in the aggregate 20 percent or more of the outstanding voting shares of the Corporation, and (B) any Affiliate or Associate (other than the Corporation or a wholly-owned subsidiary of the Corporation) of any such person or entity. Two or more persons or entities acting as a syndicate or group, or otherwise, for the purpose of acquiring, holding, or disposing of voting shares of the Corporation shall be deemed to be a "person" or "entity", as the case may be.

         (iii) The term "Affiliate", used to indicate a relationship with a specified person or entity, shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

          (iv) The term "Associate", used to indicate a relationship with a specified person or entity, shall mean (A) any entity of which such specified person or entity is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (B) any trust or other estate in which such specified person or entity has a substantial beneficial interest or as to which such specified person or entity serves as

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trustee or in a similar fiduciary capacity, (C) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the Corporation or any Subsidiary, and (D) any person who is a director or officer of such specified entity or any of its parents or subsidiaries (other than the Corporation or a wholly-owned subsidiary of the Corporation).

          (v) The term "Substantial Part" shall mean 30 percent or more of the fair market value of the total assets of the person or entity in question, as reflected on the most recent balance sheet of such person or entity existing at the time the shareholders of the Corporation would be required to approve or authorize the Related Person Business Transaction involving the assets constituting any such Substantial Part.

          (vi) The term "Subsidiary" shall mean any corporation, a majority of the equity securities of any class of which are owned by the Corporation, by another Subsidiary, or in the aggregate by the Corporation and one or more of its Subsidiaries.

         (vii) The term "Continuing Director" shall mean a director who was a member of the Board of Directors of the Corporation either on May 15, 1983, or immediately prior to the time that any Related Person involved in the Related Person Business Transaction in question became a Related Person, provided that in no event shall a Related Person involved in the Related Person Business Transaction in question be deemed to be a Continuing Director.

        (viii) The term "voting shares" shall mean shares of capital stock of a corporation entitled to vote generally in the election of directors, considered for the purposes of this Article as one class.

          (ix) (A) A person or entity "beneficially owns" voting shares of the Corporation if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares
(1) voting power which includes the power to vote, or to direct the voting of, such voting shares, or (2) investment power which includes the power to dispose, or to direct the disposition of, such voting shares. Any person or entity which, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person or entity of beneficial ownership of voting shares of the Corporation or preventing the vesting of such beneficial ownership as part of a plan or scheme to avoid becoming a Related Person shall be deemed for purposes of this Article V to be the beneficial owner of such voting shares. All voting shares of the Corporation beneficially owned by a person or entity, regardless of the form which such beneficial ownership takes, shall be aggregated in calculating the number of voting shares of the Corporation beneficially owned by such person or entity. Any voting shares of the Corporation that any person or entity has the right to acquire pursuant to any agreement, contract, arrangement, or understanding, or upon exercise of any conversion right, warrant, or option, or pursuant to the automatic


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termination of a trust, discretionary account or similar arrangement, or otherwise shall be deemed beneficially owned by such person or entity. Any voting shares of the Corporation not outstanding which any person or entity has a right to acquire shall be deemed to be outstanding for the purpose of computing the percentage of outstanding voting shares of the Corporation beneficially owned by such person or entity but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding voting shares of the Corporation beneficially owned by any other person or entity.

          (B)  Notwithstanding the foregoing provisions of subparagraph
(b)(ix)(A) hereof:

          (1) A member of a national securities exchange shall not be deemed to be a beneficial owner of voting shares of the Corporation held directly or indirectly by it on behalf of another person or entity solely because such member is the record holder of such voting shares and, pursuant to the rules of such exchange, may direct the vote of such voting shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the voting shares of the Corporation to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction;

          (2) A commercial bank, broker or dealer or insurance company which in the ordinary course of business is a pledgee of voting shares of the Corporation under a written pledge agreement shall not be deemed to be the beneficial owner of such pledged voting shares until the pledgee has taken all formal steps necessary to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised, provided that the pledgee agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the Corporation nor in connection with any transaction having such purpose or effect and, prior to default, does not grant to the pledgee the power to vote or to direct the vote of the pledged voting shares of the Corporation; and

          (3) A person or entity engaged in business as an underwriter of securities who acquires voting shares of the Corporation through its participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, or comparable successor law, rule or regulation, shall not be deemed to be the beneficial owner of such voting shares until the expiration of forty days after the date of such acquisition.

          (x)  A merger shall mean a statutory merger or consolidation.

          (c) For the purposes of this Article V the Continuing Directors by a vote of not less than the greater of (A) two-thirds or (B) two of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of voting shares of the Corporation that any person or entity "beneficially owns", (ii) whether a person or entity is an Affiliate or Associate of another, (iii) whether the

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assets subject to any Related Person Business Transaction constitute a
Substantial Part, (iv) whether any business transaction is one in which a Related Person has an interest, and (v) such other matters with respect to which a determination is required under this Article V.

          (d) The provisions set forth in this Article V, including this paragraph (d), may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding voting shares of the Corporation.

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

                              ARTICLES OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       HUTCHINSON TECHNOLOGY INCORPORATED


          I, Jeffrey W. Green, the Chief Executive Officer of Hutchinson Technology Incorporated, a Minnesota corporation, do hereby certify that an amendment adding the following new Article VI to the Restated Articles of Incorporation, as amended, of said corporation was duly adopted pursuant to
Section 302A.135 of the Minnesota Statutes at a meeting of the shareholders of said corporation held on January 27, 1988:

                                   "ARTICLE VI

          No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article VI shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
     (iii) under section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article VI. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

          IN WITNESS WHEREOF, I have subscribed my name this 27th day of January, 1988.


                                   /s/ Jeffrey W. Green
                                   --------------------------------------------
                                   Jeffrey W. Green
                                   Chief Executive Officer

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

        Subscribed and sworn to before me this 27th day of January, 1988.

(NOTARIAL SEAL)                    /s/ Patricia J. Thompson
                                   --------------------------------------------
                                   Notary Public

                              ARTICLES OF AMENDMENT
                                 OF AMENDED AND
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       HUTCHINSON TECHNOLOGY INCORPORATED


          The undersigned, John A. Ingleman, Secretary of Hutchinson Technology Incorporated, a Minnesota corporation (the "Corporation"), hereby certifies (i) that Article III of the Corporation's Amended and Restated Articles of Incorporation has been amended, effective at the close of business on February 11, 1997 (the "Effective Time"), to read in its entirety as follows:

                                  "ARTICLE III

               This Corporation is authorized to issue an aggregate of 45,000,000 shares, all of which shall be designated as Common Stock, having a par value of $0.01 per share."


(ii) that such amendment has been adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes; (iii) that such amendment was adopted pursuant to Section 302A.402, Subd. 3, of the Minnesota Statutes in connection with a three-for-one division of the Corporation's Common Stock; and (iv) that such amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Corporation and will not result in the percentage of authorized shares that remains unissued after such division exceeding the percentage of authorized shares that were unissued before the division.

          The division giving rise to the amendment set forth above concerns a three-for-one division of the Common Stock of the Corporation. Such division is being effected as follows:

          (i) Effective at the Effective Time, each share of Common Stock of the Corporation, par value $0.02 per share, outstanding immediately prior to the Effective Time will be split and divided into three shares of Common Stock of the Corporation, par value $0.01 per share, all of which shall be validly issued, fully paid and nonassessable;

          (ii) each stock certificate representing a share or shares of Common Stock of the Corporation, par value $0.02 per share, immediately prior to the Effective Time shall continue to represent the same number of shares of Common Stock of the Corporation, par value $0.01 per share, following the Effective Time; and

          (iii) a stock certificate or certificates representing two additional shares of the authorized but previously unissued Common Stock of the Corporation, par value $0.01 per share, for each share of Common Stock of the Corporation, par value $0.02 per share, outstanding immediately prior to the Effective Time shall be mailed or delivered on February 11, 1997 or as soon thereafter as practicable. The record date for determining the shareholders of record entitled to receive such stock certificate or certificates with respect to Common Stock outstanding as of the close of business on January 31, 1997, and remaining outstanding at the Effective Time, shall be the close of business on January 31, 1997. With respect to each share of Common Stock of the Corporation, par value $0.02 per share, if any, that is first issued and becomes outstanding after the close of business on January 31, 1997, but prior to the Effective Time and remains outstanding at the Effective Time, the stock certificate for the additional share resulting from the division of any such share of Common Stock shall be mailed or delivered to the first holder of record to whom such share of Common Stock was issued.

          The foregoing Articles of Amendment shall take effect at the Effective Time previously stated herein.

          IN WITNESS WHEREOF, I have subscribed my name this 21st day of January, 1997.



                              /s/ John A. Ingleman
                              -------------------------------------------------
                              John A. Ingleman


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